Exhibit 10.7

AMENDED AND RESTATED SECURED TERM NOTE

FOR VALUE RECEIVED, ELEC COMMUNICATIONS CORP., a New York
corporation (the “Company”), promises to pay to LAURUS MASTER FUND, LTD., c/o M&C
Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George
Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, the sum of One Million Four Hundred Twenty Eight Thousand
Dollars ($1,428,000), together with any accrued and unpaid interest hereon, on September 30,
2010 (the “Maturity Date”) if not sooner paid.

This Note amends and restates in its entirety (and is given in substitution for and not in satisfaction of) that certain $1,700,000 Secured Term Note made by the Company in favor of
Holder on May 31, 2006.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of May 31, 2006 hereof by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Secured Term Note (this “Note”):

ARTICLE I
CONTRACT RATE AND AMORTIZATION

1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2.0%) (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the
Prime Rate. Interest shall be calculated on the basis of a 360 day year. Interest shall be payable monthly, in arrears, commencing on November 1, 2007, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the
Maturity Date, whether by acceleration or otherwise.

1.2 Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime
Rate which shall be calculated and become effective in accordance with the terms of Section 1.1)
until the Maturity Date.

1.3 Maturity Date. The principal amount outstanding under this Note, together with any accrued and unpaid interest on such amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other
Related Agreement, shall be due and payable on the Maturity Date.

ARTICLE II
REDEMPTION

2.1 Optional Redemption. The Company may prepay the outstanding principal amount of this Note, in whole or in part (the “Optional Redemption”), by paying to the Holder a sum of money equal to one hundred percent (100%) of the principal amount to be redeemed together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other
Related Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date
(as defined below). The Company shall deliver to the Holder a written notice of redemption (the
“Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption
Payment Date”), which date shall be seven (7) business days after the date of the Notice of
Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption
Amount must be paid in good funds to the Holder. In the event the Company fails to pay the
Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of
Redemption will be null and void.

ARTICLE III
EVENTS OF DEFAULT

3.1 Events of Default. The occurrence of any of the following events set forth in this Section 3.1 shall constitute an event of default (“Event of Default”) hereunder:

(a) Failure to Pay. The Company fails to pay when due any
installment of principal, interest or other fees hereon in accordance herewith, or the
Company fails to pay any of the other Obligations (under and as defined in the Master
Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

(b) Breach of Covenant. The Company or any of its Subsidiaries
breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

(c) Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

(d) Default Under Other Agreements. The occurrence of any default
(or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its
Subsidiaries beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated
maturity or such contingent obligation to become payable

2

(e) Bankruptcy. The Company or any of its Subsidiaries shall
(i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii)
take any action for the purpose of effecting any of the foregoing;

(f) Judgments. Attachments or levies in excess of $250,000 in the aggregate are made upon the Company or any of its Subsidiary’s assets or a judgment is rendered against the Company’s property involving a liability of more than $250,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(g) Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(h) Change of Control. A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such
Change of Control in writing. A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and
13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Company (other than a
“Person” or “group” that beneficially owns 35% or more of such outstanding voting equity interests of the Company on the date hereof), (ii) the Board of Directors of the
Company shall cease to consist of a majority of the Company’s board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(i) Indictment; Proceedings. The indictment or threatened indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any of its
Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries;

(j) The Purchase Agreement and Related Agreements. (i) An Event
of Default shall occur under and as defined in the Purchase Agreement or any other

3

Related Agreement, (ii) the Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen
(15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Purchase
Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v)
the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto) or (v) an Event of Default shall occur under and as defined in the Securities Purchase Agreement dated as of November 30, 2005 by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “November 2005 Purchase Agreement”) or any Related Agreement
(as defined in the November 2005 Purchase Agreement);

(k) The LV Agreements. An Event of Default shall occur under and as defined in (i) the Securities Purchase Agreement dated as of September 28, 2007 by and among the Company, the purchasers party thereto from time to time and LV
Administrative Services, LLC, as administrative and collateral agent for such purchasers
(as amended, modified and/or supplemented from time to time, the “LV Purchase
Agreement”) or (ii) any Related Agreement (as defined in the LV Purchase Agreement), as each may be amended, restated, modified and/or supplemented from time to time; or

(l) Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five
(5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the
Common Stock on another Principal Market within sixty (60) days of such notice.

3.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to one percent (1%) per month, and all outstanding obligations under this Note, the Purchase
Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such
Event of Default is cured or waived.

3.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the
Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a default payment (“Default Payment”). The Default Payment shall be 110% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default
Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note,

4

the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default
Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.

ARTICLE IV
MISCELLANEOUS

4.1 Issuance of New Note. Upon any partial redemption of this Note, a new
Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article III of this Note, the
Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

4.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

4.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the
Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified,
(b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the
Purchase Agreement executed in connection herewith, with a copy to Eric M. Hellige, Esq.,
Pryor Cashman LLP, 410 Park Avenue, New York, New York 10022, facsimile number (212)
798-6380, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to Portfolio Services 335 Madison Avenue, 10th Floor, New York, New York
10017, facsimile number (212) 541-4434, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of
Conversion shall be deemed given when made to the Company pursuant to the Purchase
Agreement.

4.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

4.6 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns,

5

and may be assigned by the Holder in accordance with the requirements of the Purchase
Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

4.7 Cost of Collection. In case of any Event of Default under this Note, the
Company shall pay the Holder reasonable costs of collection, including reasonable attorneys’
fees.

4.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED
AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) THE COMPANY HEREBY CONSENTS AND AGREES THAT
THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW
YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO
HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE
COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND,
PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED
AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS
NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE
COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS
MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY
OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT
NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE
THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN
ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE
ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS,
OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE
HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN
ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED
IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY
OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL
JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE
COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS,
COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT
AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER
PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED
TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE
AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED
COMPLETED UPON THE COMPANY’S ACTUAL RECEIPT THEREOF.

(c) THE COMPANY DESIRES THAT ITS DISPUTES BE
RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE,
TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL

6

SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL
RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING
BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT,
TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY
ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE
RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS
NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS
RELATED HERETO OR THERETO.

4.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4.11 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Company and its Subsidiaries as more fully described in the
Master Security Agreement dated as of February 8, 2005 and (ii) pursuant to the Stock Pledge
Agreement dated as of February 8, 2005. The obligations of the Company under this Note are guaranteed by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty dated as of February 8, 2005.

4.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its
agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this
Note to the contrary, transfer of this Note (or the right to any payments of principal or stated
interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the
Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

[Balance of page intentionally left blank; signature page follows]

7

IN WITNESS WHEREOF, the Company has caused this Secured Term Note to be signed in its name effective as of this 28th day of September 2007.

eLEC COMMUNICATIONS CORP.

By: /s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer

WITNESS:

/s/ Lauri Vertrees
Lauri Vertrees

SIGNATURE PAGE TO
AMENDED AND RESTATED
SECURED TERM NOTE